As filed with the U.S. Securities and Exchange Commission on February 26, 2026

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ISABELLA BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan	38-2830092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

401 N. Main St.
Mt. Pleasant, MI 48858-1649
(Address of Principal Executive Offices)

ISABELLA BANK CORPORATION
2025 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Jerome E. Schwind
401 N. Main St.
Mt. Pleasant, MI 48858
(989) 772-9471
(Name, address and telephone number, including area code, of agent for service)

COPIES TO:
Joshua T. McNulty
Nathaniel B. Jones
Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
(214) 979-3000
(214) 880-0011 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Isabella Bank Corporation, a Michigan corporation (the “Company” or “Registrant”), relating to 200,000 shares of common stock, no par value per share (the “Common Stock”), issuable under the Isabella Bank Corporation 2025 Employee Stock Purchase Plan (the “Plan”). The Plan was adopted by the Board on July 30, 2025, and the necessary shareholder approval will be sought within the time period required by Section 423 of the Internal Revenue Code of 1986, as amended. This Registration Statement is being filed to register the shares issuable under the Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The Registrant will send or give to all participants in the Plan document(s) containing the information required in Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428(b)(2), the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall make available, without charge, upon written or oral request, additional copies of documents required to be delivered to participants pursuant to Rule 428(b).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:
1.The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 12, 2025 (the “2024 Form 10-K”);
2.The portions of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 25, 2025, that are incorporated by reference into Part III of the 2024 Form 10-K;
3.The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Commission on May 8, 2025, for the quarter ended June 30, 2025, filed with the Commission on August 11, 2025, and for the quarter ended September 30, 2025, filed with the Commission on November 10, 2025;
4.The Company’s Current Report on Form 8-K filed with the Commission on January 31, 2025, March 5, 2025, April 7, 2025, May 1, 2025, May 9, 2025, June 30, 2025, September 2, 2025, September 30, 2025, October 9, 2025, and January 5, 2026; and
5.The description of Common Stock incorporated by reference in the prospectus forming part of the Company’s Form S-3 Registration Statement, which description has been incorporated by reference in the Registration Statement on Form 10, including any amendment or reports filed for the purpose of updating such description.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents..
Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not Applicable.
Item 5. Interest of Name Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
The Articles of Incorporation of the Company (the “Articles”) authorize the Company to indemnify directors and officers of the Company to the fullest extent permitted by the Michigan Business Corporation Act (the “MBCA”) or any other applicable laws.
Under Sections 561-571 of the MBCA, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines, and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if the statutory standard (defined below) is met. In particular, Section 561 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding (provided that generally the director did not (i) receive a financial benefit to which he was not entitled, (ii) intentionally inflict harm on the corporation or its shareholders, (iii) violate Section 551 of the MBCA relating to loans, dividends and distributions, or (iv) intentionally commit a criminal act, collectively, the “statutory standard”), and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 562 of the MBCA provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit if the statutory standard is met. The MBCA does not permit indemnification for a claim, issue, or matter in which the person has been found liable to the corporation unless application for indemnification is made to, and ordered by, the court conducting the proceeding or another court of competent jurisdiction.
Section 563 of the MBCA provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit, or proceeding referred to in Sections 561 and 562 of the MBCA, or in defense of a claim, issue, or matter in any such action, suit, or proceeding, shall be indemnified by the corporation against actual and reasonable expenses, including attorneys’ fees, incurred by him or her in connection with the action, suit, or proceeding, and any action, suit, or proceeding brought to enforce this mandatory indemnification.
The foregoing statements are subject to the detailed provisions of the MBCA and the Articles.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.
    The exhibits to this Registration Statement are listed in the Exhibit Index that immediately precedes such exhibits and are incorporated herein by reference.
Exhibits

3.1	Amended Articles of Incorporation of Isabella Bank Corporation (incorporated by reference as an Exhibit to the Company’s Form 10-K, filed on March 12, 1991).
3.2	Amendment to the Articles of Incorporation of Isabella Bank Corporation (incorporated by reference as an Exhibit to the Company’s Form 10-K, filed on March 26, 1994).
3.3	Amendment to the Articles of Incorporation of Isabella Bank Corporation (incorporated by reference as an Exhibit to the Company’s Form 10-K, filed on March 22, 2000).
3.4	Amendment to the Articles of Incorporation of Isabella Bank Corporation (incorporated by reference from Exhibit 3.4 to the Company’s Form 10-K, filed on March 12, 2025).
3.5	Amendment to the Articles of Incorporation of Isabella Bank Corporation (incorporated by reference from Exhibit 3.5 to the Company’s Form 10-K, filed on March 12, 2025).
3.6	Second Amended and Restated Bylaws of Isabella Bank Corporation (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on September 30, 2025).
5.1*	Opinion of Foster, Swift, Collins & Smith, P.C.
23.1*	Consent of Rehmann Robson LLC, independent registered public accounting firm.
23.2*	Consent of Foster, Swift, Collins & Smith, P.C. (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on signature page of this Registration Statement).
99.1*	Isabella Bank Corporation 2025 Employee Stock Purchase Plan.
107*	Filing Fee Table.
*Filed herewith.
Item 9. Undertakings.
A. The Company hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Pleasant, State of Michigan, on February 26, 2026.

ISABELLA BANK CORPORATION

By:	/s/ Jerome E. Schwind
Jerome E. Schwind, Chief Executive Officer
    POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Jerome E. Schwind, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the U.S. Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed on February 26, 2026, by the following persons in the capacities indicated.

Signature	Title

/s/ Dr. Jeffrey J. Barnes	Director
Dr. Jeffrey J. Barnes

/s/ David B. Behen	Director
David B. Behen

/s/ Jill Bourland	Director
Jill Bourland

/s/ Melinda M. Coffin	Director
Melinda M. Coffin

/s/ Jae A. Evans	Director
Jae A. Evans, Director

/s/ Jennifer L. Gill	Controller
Jennifer L. Gill

/s/ Neil M. McDonnell	Isabella Bank President and Director
Neil M. McDonnell

/s/ Sarah R. Opperman	Director
Sarah R. Opperman

/s/ Gerald J. Ritzert	Chief Financial Officer (Principal Financial Officer)
Gerald J. Ritzert

/s/ Vicki L. Rupp	Director
Vicki L. Rupp

/s/ Brian R. Sackett	Director
Brian R. Sackett

/s/ Jerome E. Schwind	President, Chief Executive Officer, and Director (Principal Executive Officer)
Jerome E. Schwind

/s/ Brian B. Tessin	Director
Brian B. Tessin